UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2008
Dana Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-1063 (Commission File Number)	26-1531856 (IRS Employer Identification Number)
4500 Dorr Street, Toledo, Ohio 43615
(Address of principal executive offices) (Zip Code)
(419) 535-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer and President
On April 16, 2008, the Board of Directors of Dana Holding Corporation (Dana) appointed Gary L. Convis, 65, Chief Executive Officer and President, succeeding John M. Devine who has served as Acting Chief Executive Officer of Dana since January 2008. Mr. Devine will continue to serve as Executive Chairman of the Board of Directors of Dana. In connection with Mr. Convis’ appointment as Chief Executive Officer and President, he resigned as a member of Dana’s Nominating & Corporate Governance Committee. Mr. Convis will remain a member of the Board of Directors; however, he will no longer receive compensation in connection with his service on the Board of Directors.
Mr. Convis retired in 2007 as the Chairman of Toyota Motor Manufacturing, Kentucky (TMMK), a position he had held since 2006. Mr. Convis became President of TMMK in 2001. He also was Executive Vice President of Toyota Motor Engineering & Manufacturing North America, Inc., where he had served since 2003. Prior to serving in these roles, Mr. Convis spent sixteen years at New United Motor Manufacturing, Inc., a joint venture between General Motors Corporation (GM) and Toyota. Mr. Convis also spent more than twenty years in various roles with GM and Ford Motor Company. In addition to Dana, Mr. Convis is also a board member of Cooper-Standard Automotive Inc. and Compass Automotive Group, Inc.
In connection with his appointment as Chief Executive Officer and President, Dana will execute an executive employment agreement with Mr. Convis. Under the terms of the executive employment agreement, Mr. Convis will be entitled to the following:
•	$1,200,000 annual base salary;
•	An annual target bonus of two hundred percent (200%) of his annual base salary;
•	An initial grant of options under Dana’s 2008 Omnibus Incentive Plan to purchase 766,900 shares of Dana common stock with an exercise price of $10.00 based on the closing stock price on the April 16 grant date, vesting ratably over a three (3) year period with a ten (10) year term;
•	A one-time payment of $765,356 to compensate Mr. Convis for forfeited compensation from his prior employer;
•	Payment or reimbursement for reasonable temporary living expenses and access to one of Dana’s guest houses;
•	Payment or reimbursement for use of a private corporate aircraft for up to thirty (30) round trips from his residence in California;
•	Benefits under Dana-sponsored employee welfare benefit plans, programs and arrangements; and
•	Other usual and customary benefits in which senior executives participate and other fringe benefits and perquisites as may be made available to senior executives (including but not limited to inclusion in any change in control plan or agreement adopted by Dana).
Mr. Convis’ executive employment agreement also provides for severance payments in the event that his position with Dana is involuntarily terminated by Dana without cause at any time during the initial term of his employment, and if renewed, during the first six (6) months of the second term. Thereafter, he would be entitled to severance benefits under any severance plan then in effect. Mr. Convis is prohibited from competing against Dana or soliciting its employees to work for a competitor for a period of twelve (12) months following his termination of employment. Mr. Convis has also agreed that he will not disclose Dana’s confidential information. The executive employment agreement is for an initial term of one year, subject to renewal for additional one-year terms.
The preceding summary of Mr. Convis’ executive employment agreement is qualified in its entirety by reference to the text of his agreement.
A copy of Dana’s press release related to Mr. Convis’ appointment is being furnished as Exhibit 99.1 to this report.
Marcin Employment Agreement
Dana will execute an executive employment agreement with our Chief Administrative Officer, Robert H. Marcin. Certain terms of Mr. Marcin’s executive employment agreement were previously described in the Current Report on Form 8-K filed on February 6, 2008 by Dana. In addition to those terms previously disclosed, pursuant to Mr. Marcin’s executive employment agreement, Mr. Marcin will also be entitled to the following:
•	Participation in any annual bonus, stock equity participation and long-term incentive programs generally applicable to senior executives;
•	An initial grant under Dana’s 2008 Omnibus Incentive Plan of options to purchase 255,000 shares of Dana common stock with an exercise price of $10.00 based on the closing stock price on the April 16 grant date, vesting ratably over a three (3) year period with a ten (10) year term;
•	Payment or reimbursement for reasonable temporary living expenses and access to one of Dana’s guest houses; relocation assistance; and
•	Participation in all benefit plans, perquisites, allowances and other arrangements generally applicable to senior executives, including (without limitation) life and disability insurance, bonus pools, stock options and stock ownership programs. Mr. Marcin will not be entitled to participate in Dana’s health care benefit plans.
Mr. Marcin’s executive employment agreement also provides for severance payments in the event that his position with Dana is involuntarily terminated by Dana without cause, he terminates the executive employment agreement for good reason, or a change in control during the first eighteen (18) months of his employment. Thereafter, he would be entitled to severance benefits under any severance plan then in effect. Mr. Marcin has also agreed that he will not disclose Dana’s confidential information.
The summary of Mr. Marcin’s executive employment agreement is qualified in its entirety by reference to the text of his agreement.
2008 Incentive Programs
2008 Annual Incentive Program
On April 16, 2008, upon the recommendation of the Compensation Committee, the Board of Directors of Dana approved the 2008 Annual Incentive Program (the “2008 AIP”). The 2008 AIP is being implemented pursuant to the terms and conditions of the Dana Holding Corporation 2008 Omnibus Incentive Plan. Below is a summary of the key terms of the 2008 AIP.
Certain eligible employees designated by Dana, including our named executive officers, may participate in the 2008 AIP. The 2008 AIP is based on a calendar year performance period commencing January 1, 2008 and ending on December 31, 2008. All earned awards will be paid in cash during the first quarter of 2009.
An award under the 2008 AIP is based on certain target performance goals. Dana has chosen EBITDAR (50% weighted) and free cash flow (50% weighted) as its financial measurements for establishing its 2008 AIP target performance goals. Awards for executive officers, including the named executive officers, are based on a range beginning at fifty percent (50%) of the target performance award (threshold) to two hundred fifty percent (250%) of the target performance award (maximum). Dana will set for each participant a percentage of his or her annual base salary payable at threshold, target and maximum. A minimum level of EDITDAR must be achieved by Dana in order for any award to be earned.
There is individual performance recognition through discretionary award adjustments within specified guidelines. Employees must perform at a minimum level to be eligible to earn any award. There is a maximum upside and downside adjustment of twenty percent (20%), subject to a “zero sum” overall impact.
The percentage of annual incentive award payable based on annual base salary for reaching 2008 performance goals under the 2008 AIP at threshold, target and maximum for each of the following executives who are or may be deemed named executive officers is as follows:

	Percentage of Annual Base	Percentage of Annual Base	Percentage of Annual Base
Name	Salary at Threshold Payout	Salary at Target Payout	Salary at Maximum Payout
John M. Devine	75%	150%	375%
Gary L. Convis	100%	200%	500%
Robert H. Marcin	35%	70%	175%
Paul E. Miller	30%	60%	150%
Ralf Goettel	30%	60%	150%
Thomas R. Stone	30%	60%	150%

Mr. Hiltz does not participate in our annual incentive plans.
2008 Long Term Incentive Program
On April 16, 2008, upon the recommendation of the Compensation Committee, the Board of Directors of Dana approved the 2008 Long Term Incentive Program (the “2008 LTIP”). The 2008 LTIP is being implemented pursuant to the terms and conditions of the Dana Holding Corporation 2008 Omnibus Incentive Plan. Below is a summary of the key terms of the 2008 LTIP.
Employees designated by Dana, including our named executive officers, may participate in the 2008 LTIP. The target award is determined based upon the annualized expected value calculated at the date of grant. The 2008 LTIP provides for three different mixes of long-term incentives. First, certain executives, including the named executive officers, are eligible for long-term incentive awards consisting of fifty percent (50%) stock options and fifty percent (50%) performance shares. The next group of employees is eligible for long-term incentive awards consisting of fifty percent (50%) performance shares and fifty percent (50%) restricted stock units. Finally, other key employees are eligible for restricted stock unit awards from a discretionary pool.
Stock option awards under the 2008 LTIP have a contractual term of ten (10) years and vest ratably over three (3) years. The restricted stock unit awards cliff vest one hundred percent (100%) after three (3) years and will be settled in shares of Dana common stock, except for certain international employees who may receive cash-settled awards.
With respect to performance share awards, each participant will receive notional shares equal to the number of shares of Dana common stock that would be payable based on the target performance goals. An award under the 2008 LTIP is based on certain target performance goals. Dana has chosen EBITDAR (34% weighted), free cash flow (33% weighted) and return on invested capital (ROIC) (33% weighted) as its financial measurements for establishing its 2008 LTIP target performance goals. Awards for executive officers, including the named executive officers, are based on a range beginning at fifty percent (50%) of the target performance award (threshold) to two hundred fifty percent (250%) of the target performance award (maximum). Dana will set for each participant a number of notional shares payable at threshold, target and maximum.
For 2008 performance share awards, there are three distinct performance periods. The first period covers the 2008 calendar year. It will account for twenty-five percent (25%) of the target award. The second period covers the two-year period 2008-2009. It accounts for another twenty-five percent (25%) of the target award. The final period covers the three-year period 2008-2010. It accounts for the remaining fifty percent (50%) of the target award. Award payouts, which are based on actual performance, will be made shortly after the conclusion of the respective performance period.

The number of notional shares payable based on reaching performance goals under the 2008 LTIP for threshold, target and maximum for each of the following executives who are or may be deemed named executive officers is as follows:

	Performance Shares	Performance Shares	Performance Shares
Name	at Threshold Payout(#)	at Target Payout(#)	at Maximum Payout(#)
Robert H. Marcin	28,125	56,250	140,625
Paul E. Miller	9,375	18,750	46,875
Ralf Goettel	14,529	29,059	72,647
Thomas R. Stone	18,150	36,300	90,750
The number of stock option awards granted pursuant to the 2008 LTIP for each of the following executives who are or may be deemed named executive officers is as follows:

Name	Stock Option Award(#)
Robert H. Marcin	128,424
Paul E. Miller	42,808
Ralf Goettel	66,345
Thomas R. Stone	82,876
Mr. Devine will not participate in our 2008 LTIP pursuant to his executive employment agreement. Under Mr. Convis’ executive employment agreement, he may participate in Dana’s long term incentive plans; however, he is not currently participating in the 2008 LTIP. Mr. Hiltz does not participate in our long term incentive plans.
Copies of the Form of Option Agreement, Form of Restricted Stock Unit Agreement and Form of Performance Share Agreement for grants provided for in the 2008 LTIP under the 2008 Omnibus Incentive Plan are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.
Executive Perquisite Plan
On April 16, 2008, upon the recommendation of the Compensation Committee, the Board of Directors of Dana approved and adopted an executive perquisite plan (Executive Perquisite Plan). The Executive Perquisite Plan provides for an annual cash allowance to eligible employees (including our named executive officers) in lieu of certain executive perquisites effective May 1, 2008. An annual allowance will be payable as indicated below:

Title	Cash Allowance ($)
Executive Chairman	75,000
Chief Executive Officer	75,000
Other Members of the Executive Committee	35,000
Vice President	20,000
The cash allowance will be excluded from benefit and incentive compensation calculations under Dana’s benefit and compensation programs and will not be eligible for deferral under any Dana plan or arrangement.
The preceding summary of the Executive Perquisite Plan is qualified in its entirety by reference to the text of the plan, which is filed with this report as Exhibit 10.4.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed or furnished with this report.

Exhibit No.	Description

10.1	Form of Option Agreement under the Dana Holding Corporation 2008 Omnibus Incentive Plan

10.2	Form of Restricted Stock Unit Agreement under the Dana Holding Corporation 2008 Omnibus Incentive Plan

10.3	Form of Performance Share Agreement under the Dana Holding Corporation 2008 Omnibus Incentive Plan

10.4	Dana Holding Corporation Executive Perquisite Plan

99.1	Dana Holding Corporation Press Release dated April 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION
Date: April 18, 2008	By:	/s/ Marc S. Levin
		Name:	Marc S. Levin
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Option Agreement under the Dana Holding Corporation 2008 Omnibus Incentive Plan

10.2	Form of Restricted Stock Unit Agreement under the Dana Holding Corporation 2008 Omnibus Incentive Plan

10.3	Form of Performance Share Agreement under the Dana Holding Corporation 2008 Omnibus Incentive Plan

10.4	Dana Holding Corporation Executive Perquisite Plan

99.1	Dana Holding Corporation Press Release dated April 17, 2008